UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 14, 2019
RealPage, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34846	75-2788861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Lakeside Blvd. Richardson, Texas		75082
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (972) 820-3000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01. Regulation FD Disclosure.

On June 14, 2019, Seren Capital, Ltd. (“Seren Capital”), an affiliate of Steve Winn, Chairman, President and CEO of RealPage, Inc. (“RealPage”), adopted a pre-arranged stock trading plan in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and RealPage’s policies regarding transactions related to its stock (the “Trading Plan”).

The Trading Plan was adopted to enable Seren Capital to sell a portion of its RealPage common stock over time as part of its and Mr. Winn’s long-term strategy for asset diversification and liquidity. The transactions under the Trading Plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission. Utilizing this type of trading plan, Seren Capital can gradually diversify its investment portfolio, spreading stock trades out over an extended period of time and reducing market impact. In addition, as a result of being established well in advance of a potential trade, the Trading Plan helps avoid concerns as to whether Mr. Winn or Seren Capital, as his affiliate, had material, non-public information when a decision is made to sell stock. Under the Trading Plan, potential sales would be made starting in September 2019 and continue through September 2020.

The information furnished in this Current Report on Form 8-K under Item 7.01 hereto shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealPage, Inc.
(Registrant)

June ____, 2019	By:	/s/ David G. Monk
(Date)		David G. Monk Executive Vice President, Chief Legal Officer and Secretary